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                                                                     Exhibit 1.1


                         PacifiCare Health Systems, Inc.

                        3,800,000 Shares of Common Stock
                           ($0.01 par value per share)


                       ----------------------------------

                             Underwriting Agreement
                             ----------------------

                                                               November 10, 2003

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

        PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. (the "Underwriter") an aggregate of 3,800,000 shares (the "Shares") of Common Stock ($0.01 par value per share) ("Common Stock") of the Company.

        1. The Company represents and warrants to, and agrees with, the Underwriter that:

        (a) A registration statement on Form S-3 (File No. 333-107891) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you as the sole Underwriter, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus and the form of final prospectus supplement relating to the offering of the Shares contemplated by this Agreement filed with the Commission pursuant to Rule 424(b) under the Act and, in the case of the final prospectus supplement, in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the

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time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus and final prospectus supplement, in the forms first filed pursuant to Rule 424(b) under the Act, are collectively hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement.

        (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

        (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

        (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be


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stated therein or necessary to make the statements therein not misleading;
provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

        (e) (i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, other than as set forth in or contemplated by the Prospectus, (A) any change in the capital stock or any material change in the long-term debt of the Company other than in connection with option exercises and stock issuances in connection with employee benefit plans, director plans or employee stock purchase plans of the Company or upon the exercise of convertible securities of the Company, (B) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (C) any transaction which is material to the Company and its subsidiaries, taken as a whole, (D) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or its subsidiaries, which is material to the Company and its subsidiaries, taken as a whole, and (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

        (f) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

        (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited liability company or company in good standing under the laws of its jurisdiction of organization.

        (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued and outstanding shares of capital stock or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for (i) directors' qualifying shares, (ii) approximately 0.1% of the outstanding capital stock of PacifiCare Health Insurance Company of


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Micronesia, Inc. and (iii) approximately 0.1% of the outstanding capital stock of PacifiCare Asia Pacific Insurance Brokers, Inc.) are owned directly or indirectly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims, other than liens or encumbrances provided under that certain Credit Agreement, dated as of June 3, 2003, between the Company, the subsidiary guarantors named therein, the lenders party thereto, and J.P. Morgan Chase Bank, as administrative agent and collateral agent (the "Credit Agreement").

        (i) The unissued Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

        (j) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that, in any such case, is material to the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Bylaws of the Company or any material statute, rule or regulation or any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

        (k) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the current consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or others.

        (l) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

        (m) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

        (n) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

        (o) The audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the


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consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified and have been prepared in material compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis (except to the extent noted in such audited financial statements) during the periods involved; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented in all material respects and prepared on a basis consistent in all material respects with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

        (p) The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement or the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole (collectively, "Intellectual Property"); (i) to the Company's knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to or otherwise used by the Company and ownership rights which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) to the Company's knowledge, there is no infringement by third parties of any Intellectual Property which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;
(iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property; and (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, other than, with respect to clauses (iii) through (v) above, such actions, suits, proceedings or claims which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (q) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with


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management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (r) The Company has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; through the date of the most recent evaluation of the Company's internal controls over financial reporting conducted in connection with the Company's preparation of its quarterly report on Form 10-Q for the quarter ended September 30, 2003, the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting; and since the date of the most recent evaluation of the Company's internal controls over financial reporting, there have been no significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

        (s) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the "Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (u) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities (including, without limitation, any managed health care or insurance regulatory agency or body) and self-regulatory organizations and all courts and other tribunals (other than those under Environmental Laws, as described in Section 1(s) above), as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in the Registration Statement and the Prospectus, each such Authorization is valid and in full force and effect and each


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of the Company and its subsidiaries is in compliance in all material respects with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of or material restriction upon the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the conduct by the Company or any of its subsidiaries of their respective businesses; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in the Registration Statement and the Prospectus, the Company, to the best of its knowledge, has not received notice that any insurance regulatory authority has issued or commenced any proceeding for the issuance of any order or decree impairing, restricting or prohibiting the payment of dividends of any subsidiary to its parent other than such restrictions that apply to similar companies regulated by such regulatory authority.

        (v) Neither the Company nor any of its subsidiaries has received any notice or correspondence asserting that the Company or any of its subsidiaries is not in substantial compliance with any applicable regulation relating to the operation or conduct of managed health care or insurance businesses (the "HMO Regulations") or threatening the taking of any action against the Company or any of its subsidiaries under any HMO Regulation, except as disclosed in the Registration Statement or the Prospectus or where such noncompliance or the taking of such action, if adversely determined, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (w) All reinsurance treaties and arrangements to which any subsidiary of the Company engaged in the business of insurance (an "Insurance Subsidiary") is party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, which violation or default could reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole; no Insurance Subsidiary has received any notice from any of the other parties to such treaties or arrangements that such other party intends not to perform such treaty and, to the best knowledge of the Company and the Insurance Subsidiaries, the Company and Insurance Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Registration Statement and the Prospectus. No insurance regulatory authority has required that the Company make a capital contribution to a subsidiary which requirement will not have been satisfied upon the consummation of the transactions contemplated by this Agreement.

        2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share of $52.48, the Shares.

        3. Upon the authorization by the Underwriter of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

        4. (a) The Shares to be purchased by the Underwriter hereunder, and in such authorized denominations and registered in such names as the Underwriter may request upon at least


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        forty-eight (48) hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of the Depository Trust Company ("DTC"), for the account of the Underwriter, against payment therefore by the Underwriter of the purchase price by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight
        (48) hours in advance. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 14, 2003. or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

        (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 7(k) hereof, will be delivered at the offices of: Latham & Watkins LLP, 633 W. Fifth Street, Suite 4000, Los Angeles, California 90071 (the "Closing Location"), and the Shares will be delivered at the at the office of DTC or its designated custodian (the "Designated Office"), all at the Time of Delivery. A meeting will be held at the Closing Location at 6:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.   The Company agrees with the Underwriter:

            (a) To prepare the final prospectus supplement relating to the offering of Shares contemplated by this Agreement in a form approved by you and to file such final prospectus supplement pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to promptly file when required all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

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            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such United States jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to become subject to taxation in any jurisdiction.

            (c) Prior to 10:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus by the Underwriter is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares by the Underwriter and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you (except in the case of filings required by the Exchange Act) and upon your request to file such document and to prepare and furnish without charge to you as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, to prepare and deliver to you as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

            (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

            (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to employee benefit plans, director plans or employee stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent.

            (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

            (g) During a period of three (3) years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other), other than those made publicly available through the Commission's electronic data gathering and retrieval ("edgar") database, furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional public information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

            (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

            (i) To use its reasonable efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange").

            (j) Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

        6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter; (ii) the cost of printing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey in an amount not to exceed $10,000; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and
(viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 10 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

        7. The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct (except to the extent that such representation or warranty explicitly relates to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The final prospectus supplement relating to the offering of the Shares contemplated by this Agreement shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

            (b) Latham & Watkins LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated the Time of Delivery, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

            (c) Cooley Godward LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter, to the effect that:

                    (i) The Company has been duly incorporated and is validly
                 existing as a corporation in good standing under the laws of the State of Delaware.

                    (ii) The Company has the corporate power and authority to
                 own, lease and operate its properties and to conduct its business as described in the the Prospectus.

                    (iii) To the best of our knowledge, the Company is duly
                 qualified as a foreign corporation to transact business and is in good standing in the State of California.

                    (iv) The Underwriting Agreement has been duly authorized,
                 executed and delivered by the Company.

                    (v) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. All of the issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                    (vi) The Shares to be sold by the Company pursuant to the
                 Underwriting Agreement have been duly authorized for issuance and sale to you pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment for the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

                    (vii) To the best of our knowledge, there are no legal or
                 governmental proceedings pending or overtly threatened to which the Company or its subsidiaries is a party or to which any of the properties of the Company is subject other than (a) proceedings disclosed in any document incorporated by reference into the Prospectus and (b) proceedings that would not have a Material Adverse Effect, or a material adverse effect on the execution and delivery the Company of the Underwriting Agreement.

                    (viii) The execution and delivery of the Underwriting
                 Agreement by the Company, the issuance and sale of the Shares by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation by the Company of the transactions contemplated by the Underwriting Agreement will not violate any provision of applicable law or the Amended and Restated Certificate of Incorporation, as amended, or Bylaws of the Company or any Material Agreement, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company known to us.

                    (ix) No consent, approval, authorization, or order of, or
                 registration or qualification with, the Commission or any state governmental or regulatory commission, board, body, authority or agency is required for (a) the performance by the Company of its obligations under the Underwriting Agreement, (b) the issue and sale of the Shares or (c) the consummation by the Company of the transactions contemplated by the Underwriting Agreement except (x) the registration under the Act of the Shares and (y) such consents, approvals, authorizations, registrations or qualifications as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares by the Underwriter.

                    (x) The use by the Company of the funds as described in the
                 Prospectus under the caption "Use of Proceeds" have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings by the Company are necessary to authorize such use.

                    (xi) The Company is not and, after giving effect to the
                 issuance and sale of the Shares and the application of the proceeds thereof as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                    (xii) The statements set forth under the captions
                 "Description of Capital Stock," and "Risk Factors - Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover of our company that our stockholders might consider in their best interests", insofar as such statements constitute summaries of legal matters or the Company's Amended and Restated Certificate of Incorporation or Bylaws, fairly summarize the matters referred to therein in all material respects. To our knowledge, the statements regarding the allegations relating to legal proceedings referred to under the caption "Risk Factors - We are subject to class action lawsuits that could result in material liabilities to us or cause us to incur material costs, to change our operating procedures or comply with increased regulatory requirements" in the Prospectus to which we are lead counsel to the Company, insofar as such statements constitute summaries of the proceedings described therein, fairly summarize the matters referred to therein in all material respects.

                    (xiii) The Registration Statement and the Prospectus,
                 excluding in each case the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Act and rules and regulations of the Commission thereunder.

                    (xiv) Each document incorporated by reference in the
                 Prospectus (except for financial statements and schedules, other financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion), when filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                    Cooley Godward LLP shall also furnish a statement to the
                 effect that:

                    During the course of the preparation of the Prospectus
                 Supplement, such counsel participated in conferences with officers and other representatives of the Company, and with the certified independent public accountants of the Company (as you and your counsel have done). At such conferences, such counsel has made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and Prospectus. Such counsel has not independently verified and are not passing upon the accuracy, completeness or fairness of the statements made in the Registration Statement or Prospectus, except to the extent otherwise stated herein. On the basis of the foregoing, no facts have come to such counsel's attention that have caused such counsel to believe that (except for financial statements and schedules and other financial information included therein and derived therefrom, as to which such counsel need make no comment), the Registration Statement at the time it became effective or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus as of its issue date, the issue date of the Prospectus Supplement or as of the date hereof (except for financial statements and schedules and other financial information included therein and derived therefrom, as to which such counsel need make no comment) contained or contains any untrue statement of material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there were made, not misleading.

            (d) K&R Law Group LLP, regulatory counsel for the Company, shall have furnished to the Underwriter their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter, to the effect that:

                    (i) Each Subsidiary is a corporation duly incorporated
                 validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. To our knowledge, each Subsidiary is qualified as a foreign corporation in each state in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the assets, financial condition or operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                    (ii) All of the issued and outstanding capital stock of each
                 Subsidiary has been duly authorized, validly issued, fully paid and non-assessable and is owned of record by the Company, directly or indirectly, through its subsidiaries, and to our knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for any security interest lien, or encumbrance created by the Credit Agreement, dated as of June 3, 2003, among the Company, the subsidiary guarantors party thereto, the financial institutions party thereto as lenders, and J.P. Morgan Chase Bank as administrative agent and collateral agent (the "Credit Agreement"), and the collateral documents of the Credit Agreement, including, without limitation, the Security Agreement (as defined in the Credit Agreement) and the Guarantee Assumption Agreement (as defined in the Credit Agreement).

                    (iii) The execution, delivery, performance and consummation by the Company of the transactions contemplated by the Underwriting Agreement will not result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of the Subsidiaries, except for the termination, suspension or revocation of such Authorization that would not have a Material Adverse Effect.

                    (iv) No consent, approval, authorization, order of, or
                 filings or qualifications with any governmental agency or body is required for the performance by the Company of its obligations under the Underwriting Agreement, except for such consents, approvals, authorizations, registrations, qualifications and filings as have been obtained or made, unless the failure to obtain or make the same would not materially and adversely affect the performance by the Company of its obligations under the Underwriting Agreement.

                    (v) To our knowledge, (A) the Company and each of the
                 Subsidiaries have all necessary licenses, authorizations, consents, permits, franchise, certificates and approvals (each an "Authorization") and have made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary Authorizations from other persons in order to conduct their respective businesses, except where the failure to have such Authorization or to make such filings would not likely have a Material Adverse Effect, (B) none of the Company or any of the Subsidiaries are in violation of, or in default under, any Authorization, approval or any law, regulation, or rule or any decree, order, or judgment applicable to the Company or the Subsidiaries, except where such violation or default is not likely to have a Material Adverse Effect, and (C) none of the Company or any of the Subsidiaries have received any written notice from any governmental or regulatory agency or body that (i) any Authorization may be revoked or cancelled or (ii) that it maybe restricted in any manner in which it conducts business, except as disclosed in the Registration Statement or the Prospectus, or except where such noncompliance or the taking of such action, if adversely determined, would not have a Material Adverse Effect.

                    (vi) To our knowledge, there are no actions, suits or
                 proceedings pending or threatened against the Company, any of the Subsidiaries or any of their respective properties other than those described in the Registration Statement or the Prospectus or those that would not have a Material Adverse Effect or those that would not have a Material Adverse Effect on the power of the Company to perform its obligations under the Underwriting Agreement.

                    (vii) The descriptions in the Registration Statement on Form
                 S-3 under the caption "Risk Factors - Our business activities are highly regulated and new and proposed government regulation or legislative reforms could increase our cost of doing business, reduce our membership or subject us to additional litigation" insofar as such descriptions constitute summaries of existing or proposed, legislation, regulations and initiatives, fairly summarize the matters referred to therein in all material respects. With respect to our opinion regarding the description set forth in "Risk Factors - Our business activities are highly regulated and new and proposed government regulation or legislative reforms could increase our cost of doing business, reduce our membership or subject us to additional litigation," we are only opining as to the accuracy of the summaries of the existing or proposed, legislation regulations and initiatives specified in this section of the Registration Statement and we express non opinion as to the potential risks associated with the existing or proposed legislation stated in the Registration Statement.

            (e) On the New York Business Day immediately succeeding the date of the Prospectus and at a time prior to the consummation of the transactions contemplated by this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to the Underwriter a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter, and substantially in the form of the draft comfort letter delivered to Latham & Watkins LLP on the date of this Agreement.

            (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, other than as set forth in or contemplated by the Prospectus, (A) any change in the capital stock or any material change in the long-term debt of the Company other than in connection with option exercises and stock issuances in connection with employee benefit plans, director plans or employee stock purchase plans of the Company or upon the conversion of convertible securities of the Company, (B) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (C) any transaction which is material to the Company and its subsidiaries, taken as a whole, (D) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or its subsidiaries, which is material to the Company and its subsidiaries, taken as a whole, and (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

            (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or
        (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

            (i) The Shares to be sold at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

            (j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement.

            (k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

            (l) The Company shall have received the consent of the administrative agent under the Credit Agreement relating to use of the net proceeds of the offering of the Shares as contemplated under the caption "Use of Proceeds" in the Prospectus.

        8. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

        (b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

        9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

        10. If this Agreement shall be terminated as a result of the failure of the Underwriter to perform its obligations to purchase the Shares under this Agreement, the Company shall not then be under any liability to the Underwriter except as provided in Sections 6 and 8 hereof. If, for any other reason, the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 6 and 8 hereof.

        11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at 85 Broad Street, New York, New York 10004,
Fax: (212) 902 - 3000, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Fax: (714) 226-3178, Attention:
Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        13. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        16. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriter imposing any limitation of any kind.

                            [Signature Page Follows]

        If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

                                          Very truly yours,

                                          PacifiCare Health Systems, Inc.



                                          By: /s/ CHRIS KARKENNY
                                              ----------------------------------
                                          Name: Chris Karkenny
                                          Title: Vice President

Accepted as of the date hereof:

Goldman, Sachs & Co.


      /s/ GOLDMAN, SACHS & CO.
-------------------------------------
       (Goldman, Sachs & Co.)


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